Exhibit 99.1

                INTERNATIONAL TRAVEL CD'S, INC. ANNOUNCES CLOSING
                              OF THE ACQUISITION OF
                          STELLAR VENTURE PARTNERS, LLC

                              FOR IMMEDIATE RELEASE

BALA CYNWYD, PENNSYLVANIA. JANUARY 15, 2004. INTERNATIONAL TRAVEL CD'S, INC. (OTCBB: ILCD) (the "Company") announced today the closing of the acquisition of STELLAR VENTURE PARTNERS, LLC, a Georgia limited liability company ("SVP"), in consideration of 72,000,000 newly issued shares of the Company's common stock. Upon completion of the acquisition, the Company has 97,000,000 shares of common stock outstanding.

Simultaneously with the closing, Mark A. Bush has resigned as Director and President of the Company, and Richard Schmidt has been appointed Chairman of the Board of Directors and Chief Executive Officer of the Company.

It is anticipated that in approximately thirty (30) days, International Travel CD's Inc. will change its name to Stellar Technologies, Inc. and implement a 4 for 1 reverse split of the Company's common stock.

Richard Schmidt, the Company's CEO said "we are most excited about the future prospects for Stellar as a public company. Our growth continues at a significant pace, and we are implementing some major developments which we expect will have a significant positive impact on Stellar's future growth."

This news release contains forward-looking statement that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "expects," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial position to differ materially from those included within the forward-looking statements. These factors include those factors set forth in the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligations to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

FOR FURTHER INFORMATION CONTACT:  Richard Schmidt, 239-596-8655.